EXHIBIT 99.1
News
For Immediate Release	Contact: Rick Honey
August 3, 2017	(212) 878-1831

MINERALS TECHNOLOGIES REPORTS SECOND QUARTER EARNINGS
 OF $1.21 PER SHARE, OR $1.23 PER SHARE, EXCLUDING SPECIAL ITEMS
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Highlights:

•	Strong Operating Margins of 16.5 percent
•	Continued Strong China Sales Growth – 17 percent in the Second Quarter
•	Productivity Improvement of 4 percent
•	Continued Debt Reduction in the Second Quarter

NEW YORK, August 3—Minerals Technologies Inc. (NYSE: MTX) today reported second quarter diluted earnings per share of $1.23, excluding special items.  Reported earnings were $1.21 per share.

"The Company had another strong quarter. We saw continued growth in China driven by our Metalcasting and PCC product lines and improved performance from several other product lines globally," said Douglas T. Dietrich, Chief Executive Officer. "Our Operational Excellence activities continued to drive lower manufacturing costs and productivity gains across all of our businesses resulting in strong operating margins."

Worldwide net sales in the second quarter were $414 million compared with $427 million in 2016 with foreign exchange having an unfavorable impact on sales of $3 million.  Operating income, as reported, was $68.5 million and represented 16.5 percent of sales, as compared with $39.5 million, or 9.3 percent of sales in the prior year. In 2016, we incurred restructuring charges relating to the exit of certain service lines in the Energy Services segment. Operating income, excluding special items, was $69.5 million and decreased 1 percent from 2016. However, operating margins, excluding special items, improved 2 percent.

Sales in the Minerals businesses, which include the Specialty Minerals and Performance Materials segments, were $327 million compared with $333 million in the prior year.  Operating income for the Minerals businesses was $59.1 million and operating margins represented 18.1 percent of sales.

Sales in the Performance Materials segment decreased 1 percent to $180.3 million compared with $182.5 million in the prior year. Sales in the Metalcasting product line increased 11 percent to $75.7 million principally due to higher volumes in China and North America. Basic Minerals and Building Materials sales both increased 3 percent. These sales increases were offset by lower Fabric Care sales in Asia which affected the Household, Personal Care & Specialty Products product line and to lower Environmental Products sales from several large projects in 2016 in the U.S. and Brazil that did not reoccur in 2017. Operating income decreased 3 percent to $32.2 million and represented 17.9 percent of sales.  The Performance Materials segment provides a wide range of bentonite-based and synthetic materials for industrial and consumer markets and for non-residential construction, environmental remediation and infrastructure projects worldwide.

Second quarter worldwide sales for the Specialty Minerals segment, which consists of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, were $147.0 million compared with $150.6 million in the prior year. Income from operations for the segment was $26.9 million, and operating margins were the same as last year at 18.3 percent of sales.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, were $109.7 million compared with $114.1 million in the prior year. The decrease in sales was due to several paper mill machine shutdowns in North America that occurred in 2016 and was partially offset by 6 percent higher sales in China.

Second quarter net sales of Processed Minerals products increased 2 percent to $37.3 million as Ground Calcium Carbonate sales increased 3 percent and Talc sales increased 1 percent over the prior year due to higher volumes in the construction and automotive markets. Processed Minerals products are used in the building materials, polymers, ceramics, paints and coatings, glass and other manufacturing industries.

The Service-related businesses, which include the Refractories and Energy Services segments, improved their performance despite continued weakness in the energy sector. Sales of $86.8 million in the second quarter were 8 percent lower than the same period last year. However, operating income for the Service-related businesses, excluding special items, increased 20 percent to $11.5 million in the current year from $9.6 million last year.  Operating margins were 13.2 percent of sales compared with 10.2 percent of sales last year.

Second quarter sales in the Refractories segment, which provides products and services primarily to the worldwide steel industry, were $68.9 million and decreased 7 percent from last year.  Higher margin equipment sales were offset by lower Metallurgical Product sales and reduced Refractory consumption due to improved steel furnace vessel lining conditions. The Refractories segment operating income increased 2 percent to $10.5 million, and was 15.2 percent of sales compared with 13.9 percent of sales in the prior year.

Energy Services segment sales were $17.9 million in the second quarter, an 11 percent decrease from the prior year, primarily due to continued weak market conditions in the oil and gas sector and the exit of certain on-shore service lines in the second quarter of 2016. Operating income, excluding special items, was $1.0 million and represented 5.6 percent of sales. Energy Services offers a range of patented technologies, products and services for off-shore filtration and well testing to the worldwide oil and gas industry.

 "We had both a solid second quarter and first half of 2017," said Mr. Dietrich. "MTI continues to strengthen its operating foundation and we remain focused on activities to accelerate sales growth."
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Minerals Technologies will host a conference call tomorrow, August 4, 2017 at 11 a.m. The conference call will be broadcast live on the company web site: www.mineralstech.com.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2016 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jul. 2,	Apr. 2,	Jul. 3,			Jul. 2,	Jul. 3,
	2017	2017	2016	Prior Qtr.	Prior Year	2017	2016	Prior Year

Net sales
Product sales	$396.2	$386.3	$407.0	3%	(3)%	$782.5	$791.4	(1)%
Service revenue	17.9	18.7	20.0	(4)%	(11)%	36.6	45.8	(20)%
Total net sales	414.1	405.0	427.0	2%	(3)%	819.1	837.2	(2)%

Cost of sales
Cost of goods sold	282.7	279.0	291.2	1%	(3)%	561.7	568.8	(1)%
Cost of service revenue	11.7	12.3	14.7	(5)%	(20)%	24.0	34.6	(31)%
Total cost of sales	294.4	291.3	305.9	1%	(4)%	585.7	603.4	(3)%

Production margin	119.7	113.7	121.1	5%	(1)%	233.4	233.8	(0)%

Marketing and administrative expenses	44.1	44.4	45.1	(1)%	(2)%	88.5	91.8	(4)%
Research and development expenses	6.1	5.8	6.1	5%	0%	11.9	12.0	(1)%
Acquisition related transaction and integration costs	0.8	1.5	1.6	(47)%	(50)%	2.3	3.2	(28)%
Restructuring and other charges	0.2	0.3	28.8	*	*	0.5	29.7	*

Income from operations	68.5	61.7	39.5	11%	73%	130.2	97.1	34%

Interest expense, net	(10.2)	(11.8)	(13.9)	(14)%	(27)%	(22.0)	(28.0)	(21)%
Extinguishment of debt costs and fees	0.0	(3.9)	0.0	*	*	(3.9)	0.0	*
Other non-operating income (deductions), net	(1.2)	(0.5)	0.6	140%	*	(1.7)	2.3	*
Total non-operating deductions, net	(11.4)	(16.2)	(13.3)	(30)%	(14)%	(27.6)	(25.7)	7%

Income before tax and equity in earnings	57.1	45.5	26.2	25%	118%	102.6	71.4	44%

Provision for taxes on income	13.4	10.1	4.5	33%	198%	23.5	15.2	55%
Equity in earnings of affiliates, net of tax	0.1	0.2	0.6	(50)%	(83)%	0.3	0.9	(67)%

Consolidated net income	43.8	35.6	22.3	23%	96%	79.4	57.1	39%

Less: Net income attributable to non-controlling interests	0.8	1.0	1.1	(20)%	(27)%	1.8	2.0	(10)%

Net Income attributable to Minerals Technologies Inc. (MTI)	$43.0	$34.6	$21.2	24%	103%	$77.6	$55.1	41%

Weighted average number of common shares outstanding:

Basic	35.1	35.0	34.8			35.1	34.8

Diluted	35.6	35.6	35.1			35.6	35.0

Earnings per share attributable to MTI:

Basic	$1.23	$0.99	$0.61	24%	102%	$2.21	$1.58	40%

Diluted	$1.21	$0.97	$0.60	25%	102%	$2.18	$1.57	39%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.10	$0.10

* Percentage not meaningful

	MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
	NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended July 2, 2017, April 2, 2017 and July 3, 2016 consisted of 91 days, 92 days, and 91 days, respectively.  The six month periods ended July 2, 2017 and July 3, 2016 consisted of 183 days and 185 days, respectively.

2)
On a regular basis, the Company reviews its segments and the approach used by the chief decision maker to assess performance and allocate resources. Accordingly, in Q1 2017,  in order to generate greater alignment, speed decision making and accelerate growth, the Company reorganized the management structure for its Performance Materials and Construction Technologies business segments to better reflect the way performance is evaluated and resources are allocated.  As a result, all of the product lines within these business segments were combined  into one operating segment.  Presented below are the restated financial results, by product line,  for each of the quarters of 2016 of this operating segment to conform to the current management structure.

							Full Year
	(millions of dollars)	Quarter Ended					Ended
		Apr. 3,	Jul. 3,	Sep. 27,	Dec. 31,		Dec. 31,
		2016	2016	2016	2016		2016
	Sales

	Metalcasting	$60.0	$68.0	$63.1	$66.9		$258.0
	Household, Personal Care & Specialty Products	45.3	44.0	42.1	39.8		171.2
	Environmental products	13.4	26.5	24.6	14.4		78.9
	Building Materials	20.4	19.7	16.9	17.1		74.1
	Basic Minerals	20.5	24.3	22.3	36.8		103.9
	Performance Materials Segment	$159.6	$182.5	$169.0	$175.0		$686.1

	Operating Income

	Performance Materials Segment	$28.2	$33.3	$30.2	$29.4		$121.1
	% of Sales	17.7%	18.2%	17.9%	16.8%		17.7%

3)
During the second quarter of 2016, the Company incurred restructuring charges related to lease termination costs, inventory writeoffs and impairment of assets relating to its exit from the U.S. on-shore service lines, including Nitrogen and Pipeline  within the Energy Services segment as a result of the significant reduction in oil prices and overcapacity in the onshore oil services market. In the first and second quarter of 2017, the Company recorded additional restructuring costs related to exited businesses in the Energy Services segment.

	(millions of dollars)	Quarter Ended				Six Months Ended
		Jul. 2,	Apr. 2,	Jul. 3,		Jul. 2,		Jul. 3,
		2017	2017	2016		2017		2016

	Impairment of assets
	Energy Services	$0.0	0.0	$18.5		$0.0		$18.5

	Restructuring and other costs

	Energy Services-Lease termination and other costs	$0.0	0.0	$9.3		$0.0		$10.1
	Energy Services Severance related costs	0.2	0.3	1.0		0.5		1.1
		$0.2	0.3	10.3		$0.5		$11.2

	Total restructuring and other costs	$0.2	$0.3	$28.8		$0.5		$29.7

4)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended July 2, 2017, April 2, 2017 and July 3, 2016 and the six month periods ended July 2, 2017 and July 3, 2016 and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended				Six Months Ended
		Jul. 2,	Apr. 2,	Jul. 3,		Jul. 2,		Jul. 3,
		2017	2017	2016		2017		2016
	Income from continuing operations attributable to MTI	$43.0	$34.6	$21.2		$77.6		$55.1
	% of sales	10.4%	8.5%	5.0%		9.5%		6.6%

	Special items:
	Acquisition related transaction and integration costs	0.8	1.5	1.6		2.3		3.2
	Debt modification costs and fees	0.0	3.9	0.0		3.9		0.0
	Restructuring and other charges	0.2	0.3	10.3		0.5		11.2
	Impairment of assets	0.0	0.0	18.5		0.0		18.5
	Related tax effects on special items	(0.4)	(2.2)	(9.4)		(2.6)		(10.3)

	Income from continuing operations attributable to MTI, excluding special items	$43.6	$38.1	$42.2		$81.7		$77.7
	% of sales	10.5%	9.4%	9.9%		10.0%		9.3%

	Diluted earnings per share, excluding special items	$1.23	$1.07	$1.20		$2.30		$2.22

5)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended July 2, 2017, April 2, 2017  and July 3, 2016 and the six month periods ended July 2, 2017 and July 3, 2016 and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended				Six Months Ended
	(millions of dollars)	Jul. 2,	Apr. 2,	Jul. 3,		Jul. 2,		Jul. 3,
		2017	2017	2016		2017		2016
	Cash flow from continuing operations	$61.7	$15.9	$60.2		$77.6		$102.1
	Capital expenditures	20.0	13.1	15.3		33.1		30.9
	Free cash flow	$41.7	$2.8	$44.9		$44.5		$71.2

6)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended				Six Months Ended
		Jul. 2,	Apr. 2,	Jul. 3,		Jul. 2,		Jul. 3,
		2017	2017	2016		2017		2016
	Interest income	$0.6	$0.4	$0.5		$1.0		$1.1
	Interest expense	(10.8)	(12.2)	(14.4)		(23.0)		(29.0)
	Debt extinguishment costs and fees	0.0	(3.9)	0.0		(3.9)		0.0
	Foreign exchange gains	0.0	0.6	1.7		0.6		4.1
	Other deductions	(1.2)	(1.1)	(1.1)		(2.3)		(1.9)
	Non-operating deductions, net	$(11.4)	$(16.2)	$(13.3)		$(27.6)		$(25.7)

7)
The analyst conference call to discuss operating results for the second quarter is scheduled for Friday, August 4, 2017 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Six Months Ended				% Growth
SALES DATA	Jul. 2,	% of	Apr. 2,	% of	Jul. 3,	% of			Jul. 2,	% of	Jul. 3,	% of
	2017	Total Sales	2017	Total Sales	2016	Total Sales	Prior Qtr	Prior Year	2017	Total Sales	2016	Total Sales	Prior Year

United States	$237.2	57%	$224.3	55%	$245.6	58%	6%	(3)%	$461.5	56%	$489.8	59%	(6)%
International	176.9	43%	180.7	45%	181.4	42%	(2)%	(2)%	357.6	44%	347.4	41%	3%
Net Sales	$414.1	100%	$405.0	100%	$427.0	100%	2%	(3)%	$819.1	100%	$837.2	100%	(2)%

Paper PCC	$92.3	22%	$93.4	23%	$97.0	23%	(1)%	(5)%	$185.7	23%	$200.2	24%	(7)%
Specialty PCC	17.4	4%	17.0	4%	17.1	4%	2%	2%	34.4	4%	33.8	4%	2%
PCC Products	$109.7	26%	$110.4	27%	$114.1	27%	(1)%	(4)%	$220.1	27%	$234.0	28%	(6)%

Talc	$14.0	3%	$14.3	4%	$13.8	3%	(2)%	1%	$28.3	3%	$28.8	3%	(2)%
Ground Calcium Carbonate	23.3	6%	21.5	5%	22.7	5%	8%	3%	44.8	5%	43.4	5%	3%
Processed Minerals Products	$37.3	9%	$35.8	9%	$36.5	9%	4%	2%	$73.1	9%	$72.2	9%	1%

Specialty Minerals Segment	$147.0	35%	146.2	36%	150.6	35%	1%	(2)%	293.2	36%	306.2	37%	(4)%

Metalcasting	$75.7	18%	$66.6	16%	$68.0	16%	14%	11%	$142.3	17%	$128.0	15%	11%
Household, Personal Care & Specialty Products	39.7	10%	41.1	10%	44.0	10%	(3)%	(10)%	80.8	10%	89.3	11%	(10)%
Environmental products	19.6	5%	10.6	3%	26.5	6%	85%	(26)%	30.2	4%	39.9	5%	(24)%
Building Materials	20.2	5%	17.4	4%	19.7	5%	16%	3%	37.6	5%	40.1	5%	(6)%
Basic Minerals	25.1	6%	34.2	8%	24.3	6%	(27)%	3%	59.3	7%	44.8	5%	32%
Performance Materials Segment	$180.3	44%	$169.9	42%	$182.5	43%	6%	(1)%	$350.2	43%	$342.1	41%	2%

Total Minerals Businesses	$327.3	79%	$316.1	78%	$333.1	78%	4%	(2)%	$643.4	79%	$648.3	77%	(1)%

Refractory products	$56.1	14%	$56.7	14%	$58.9	14%	(1)%	(5)%	$112.8	14%	$112.3	13%	0%
Metallurgical Products	12.8	3%	13.5	3%	15.0	4%	(5)%	(15)%	26.3	3%	30.8	4%	(15)%
Refractories Segment	$68.9	17%	$70.2	17%	73.9	17%	(2)%	(7)%	139.1	17%	143.1	17%	(3)%

Energy Services Segment	$17.9	4%	$18.7	5%	$20.0	5%	(4)%	(11)%	$36.6	4%	$45.8	5%	(20)%

Total Service Businesses	$86.8	21%	$88.9	22%	$93.9	22%	(2)%	(8)%	$175.7	21%	$188.9	23%	(7)%

Net Sales	$414.1	100%	$405.0	100%	$427.0	100%	2%	(3)%	$819.1	100%	$837.2	100%	(2)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Six Months Ended		% Growth
	Jul. 2,	Apr. 2,	Jul. 3,	Prior	Prior	Jul. 2,	Jul. 3,	Prior
SEGMENT OPERATING INCOME DATA	2017	2017	2016	Qtr	Year	2017	2016	Year

Specialty Minerals Segment	$26.9	$24.4	$27.6	10%	(3)%	$51.3	$53.3	(4)%
% of Sales	18.3%	16.7%	18.3%			17.5%	17.4%
Performance Materials Segment	$32.2	$28.8	$33.3	12%	(3)%	$61.0	$61.5	(1)%
% of Sales	17.9%	17.0%	18.2%			17.4%	18.0%
Total Minerals Businesses	$59.1	$53.2	$60.9	11%	(3)%	$112.3	$114.8	(2)%
% of Sales	18.1%	16.8%	18.3%			17.5%	17.7%
Refractories Segment	$10.5	$9.2	$10.3	14%	2%	$19.7	$17.1	15%
% of Sales	15.2%	13.1%	13.9%			14.2%	11.9%
Energy Services Segment	$0.8	$1.7	$(29.5)	(53)%	*	$2.5	$(29.6)	*
% of Sales	4.5%	9.1%	-147.5%			6.8%	-64.6%
Total Service Businesses	$11.3	$10.9	$(19.2)	4%	*	$22.2	$(12.5)	*
% of Sales	13.0%	12.3%	-20.4%			12.6%	-6.6%
Unallocated Corporate Expenses	$(1.1)	$(0.9)	$(0.6)	(22)%	(83)%	$(2.0)	$(2.0)	0%

Acquisition related transaction costs	$(0.8)	$(1.5)	$(1.6)	(47)%	(50)%	$(2.3)	$(3.2)	(28)%

Consolidated	$68.5	$61.7	$39.5	11%	73%	$130.2	$97.1	34%
% of Sales	16.5%	15.2%	9.3%			15.9%	11.6%

SPECIAL ITEMS

Specialty Minerals Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Performance Materials Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Total Minerals Businesses	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Refractories Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.1	*

Energy Services Segment	$0.2	$0.3	$28.8	(33)%	*	$0.5	$29.6	*

Total Service Businesses	$0.2	$0.3	$28.8	(33)%	*	$0.5	$29.7	*

Unallocated and Other Corporate Expenses	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*
Acquisition related transaction costs	$0.8	$1.5	$1.6	(47)%	(50)%	$2.3	$3.2	(28)%

Consolidated	$1.0	$1.8	$30.4	(44)%	*	$2.8	$32.9	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (acquisition related transaction costs set forth in the above table), for the quarterly periods ended July 2, 2017, April 2, 2017 and July 3, 2016, and the six month periods ended July 2, 2017 and July 3, 2016 constituting a reconciliation to GAAP operating income set forth above.  The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods.  The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Six Months Ended		% Growth
SEGMENT OPERATING INCOME,	Jul. 2,	Apr. 2,	Jul. 3,			Jul. 2,	Jul. 3,
EXCLUDING SPECIAL ITEMS	2017	2017	2016	Prior Qtr	Prior Year	2017	2016	Prior Year

Specialty Minerals Segment	$26.9	$24.4	$27.6	10%	(3)%	$51.3	$53.3	(4)%
% of Sales	18.3%	16.7%	18.3%			17.5%	17.4%
Performance Materials Segment	$32.2	$28.8	$33.3	12%	(3)%	$61.0	$61.5	(1)%
% of Sales	17.9%	17.0%	18.2%			17.4%	18.0%
Total Minerals Businesses	$59.1	$53.2	$60.9	11%	(3)%	$112.3	$114.8	(2)%
% of Sales	18.1%	16.8%	18.3%			17.5%	17.7%
Refractories Segment	$10.5	$9.2	$10.3	14%	2%	$19.7	$17.2	15%
% of Sales	15.2%	13.1%	13.9%			14.2%	12.0%
Energy Services Segment	$1.0	$2.0	$(0.7)	(50)%	*	$3.0	$0.0	*
% of Sales	5.6%	10.7%	-3.5%			8.2%	0.0%
Total Service Businesses	$11.5	$11.2	$9.6	3%	20%	$22.7	$17.2	32%
% of Sales	13.2%	12.6%	10.2%			12.9%	9.1%

Unallocated Corporate Expenses	$(1.1)	$(0.9)	$(0.6)	(22)%	(83)%	$(2.0)	$(2.0)	0%

Consolidated	$69.5	$63.5	$69.9	9%	(1)%	$133.0	$130.0	2%
% of Sales	16.8%	15.7%	16.4%			16.2%	15.5%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	(In Millions of Dollars)
		July 2,	December 31,
		2017*	2016**

Current assets:
	Cash & cash equivalents	$177.7	$188.5
	Short-term investments	4.8	2.0
	Accounts receivable, net	378.8	341.3
	Inventories	211.9	186.9
	Prepaid expenses and other current assets	30.8	32.4
	Total current assets	804.0	751.1

	Property, plant and equipment	2,169.8	2,141.4
	Less accumulated depreciation	1,115.0	1,089.6
	Net property, plant & equipment	1,054.8	1,051.8

	Goodwill	779.4	778.7
	Intangible assets	200.4	204.4
	Other assets and deferred charges	78.4	77.4

	Total assets	$2,917.0	$2,863.4

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
	Short-term debt	$6.3	$6.1
	Current maturities of long-term debt	6.5	6.8
	Accounts payable	164.2	144.9
	Other current liabilities	121.4	137.7
	Total current liabilities	298.4	295.5

	Long-term debt	1,019.3	1,069.9
	Deferred income taxes	232.7	238.8
	Other non-current liabilities	227.7	228.3
	Total liabilities	1,778.1	1,832.5

	Total MTI shareholders' equity	1,113.5	1,006.5
	Non-controlling Interest	25.4	24.4
	Total shareholders' equity	1,138.9	1,030.9

	Total liabilities and shareholders' equity	$2,917.0	$2,863.4

*	Unaudited
**	Condensed from audited financial statements.